                                                                      Exhibit 11
                                                                          1 of 2

VARCO INTERNATIONAL, INC.
Statement Re Computation of Per Share Earnings

                                                                                           Three Months Ended   Nine  Months Ended
                                                                                           September 30, 1999   September 30, 1999

CALCULATION OF ADJUSTED EARNINGS

Net Income After Tax                                                                                  $10,330,000     $33,228,000


                                                                        Total Number   Average Number   Stock Option   Shares Used
                                                       Number of     of Shares after        of Shares     Equivalent   To Calculate
                                                            Days            Weighing      Outstanding         Shares   Diluted EPS
                                                    --------------------------------------------------------------------------------
CALCULATION OF AVERAGE SHARES OUTSTANDING

Common Stock Outstanding from time-to-time during:

  Three Months Ended September 30, 1999                      92        5,988,407,716      65,091,388        933,632     66,025,020
  Nine Months Ended September 30, 1999                      273       17,733,703,281      64,958,620        843,517     65,802,137


CALCULATION OF EARNINGS PER SHARE

Income Per Share =            Net Income After Tax
                             ----------------------------------------
                              Total Shares Outstanding


Diluted Income Per Share =

  Three Months Ended September 30,1999               10,330,000            =               $    0.16
                                                     ----------
                                                     66,025,020

  NIne Months Ended September 30, 1999               33,228,000            =               $    0.50
                                                     ----------
                                                     65,802,137



Basic Income Per Share

  Three Months Ended September 30, 1999              10,330,000            =               $    0.16
                                                     ----------
                                                     65,091,388

  Nine Months Ended September 30, 1999               33,228,000            =               $    0.51
                                                     ----------
                                                     64,958,620

                                                                      Exhibit 11

VARCO INTERNATIONAL, INC.                                                2 of 2
Statement Re Computation of Per Share Earnings

                                                                                             Three Months Ended   Nine Months Ended
                                                                                             September 30, 1998   September 30, 1998

CALCULATION OF ADJUSTED EARNINGS

Net Income After Tax                                                                                $14,964,000       $49,678,000


                                                               Total Number    Average Number        Stock Option      Shares Used
                                              Number of     of Shares after         of Shares          Equivalent     To Calculate
                                                   Days            Weighing       Outstanding              Shares      Diluted EPS
                                           ----------------------------------------------------------------------------------------
CALCULATION OF AVERAGE SHARES OUTSTANDING

Common Stock Outstanding from time-to-time during:

  Three Months Ended September 30, 1998            92         5,931,720,895         64,475,227         1,009,189       65,484,416
  Nine Months Ended September 30, 1998            273        17,577,696,988         64,387,168         1,009,189       65,396,357

CALCULATION OF EARNINGS PER SHARE

Income Per Share =             Net Income After Tax
                              -------------------------------
                               Total Shares Outstanding


Diluted Income Per Share =

  Three Months Ended September 30,1998       14,964,000           =                  $    0.23
                                           ------------
                                             65,484,416

  Nine Months Ended September 30, 1998       49,678,000           =                  $    0.76
                                           ------------
                                             65,396,357

Basic Income Per Share

  Three Months Ended September 30, 1998      14,964,000           =                  $    0.23
                                           ------------
                                             64,475,227

  Nine Months Ended September 30, 1998       49,678,000           =                  $    0.77
                                           ------------
                                             64,387,168